UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2009

THE SAINT JAMES COMPANY

(Exact name of registrant as specified in its charter)

North Carolina	000-13738	56-1426581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadway Plaza, 520 Broadway, Suite 350, Santa Monica, CA 90401

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:  (512) 478-7463

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS.
ITEM 8.01 – Other Events.

Effective as of March 18, 2009, we entered into a multi-party agreement to acquire the capital stock or assets of three premier New Zealand wineries:  Lawson Dry Hills, Waimea Estates, and Gravitas Wines.  The closing of the acquisitions and the transactions contemplated by such agreement is subject to our satisfactory completion of financial and business due diligence, our receipt of satisfactory financial statements of each of the wineries (in form and substance sufficient for our timely inclusion in a further Current Report on Form 8-K), the parties’ receipt of such financing as is required to consummate the acquisitions and, thereafter, to operate the acquired businesses in accordance with our business plan, and standard, usual, and customary closing conditions.  The various parties will make certain representations and warranties to each other that are standard and customary in the wine industry for transactions of this size and magnitude.

We also issued a press release on March 18, 2009, attached as Exhibit 99.5, in which we announced that we had entered into such agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.5*	Press Release dated March 18, 2009.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2009	THE SAINT JAMES COMPANY

	By:	/S/ WAYNE GRONQUIST
President

Exhibit Index

Exhibit No.	Description of Exhibit
99.5	Press Release dated March 18, 2009.